EXHIBIT 10.216

NOTE PURCHASE AGREEMENT

dated August 26, 2008

among

LEDGEMONT ROYALTY SUB LLC,

INDEVUS PHARMACEUTICALS, INC.

and

THE PURCHASER NAMED HEREIN

$105,000,000 LEDGEMONT PHARMASM SECURED 16% NOTES DUE 2024

Table of Contents

		Page
	ARTICLE I INTRODUCTORY

Section 1.1	Introductory	1

	ARTICLE II
	RULES OF CONSTRUCTION AND DEFINED TERMS

Section 2.1	Rules of Construction and Defined Terms	1

	ARTICLE III
	SALE AND PURCHASE OF ORIGINAL CLASS A NOTES; CLOSING

Section 3.1	Sale and Purchase of Original Class A Notes; Closing	1

	ARTICLE IV
	REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF PURCHASER

Section 4.1	Purchase for Investment and Restrictions on Resales	3
Section 4.2	Purchaser Status	4
Section 4.3	Source of Funds	4
Section 4.4	Due Diligence	4
Section 4.5	Enforceability of this Note Purchase Agreement	5
Section 4.6	Other Parties	5
Section 4.7	Confidentiality Agreement	5
Section 4.8	Tax Matters	5
Section 4.9	Reliance for Opinions	6

	ARTICLE V
	REPRESENTATIONS AND WARRANTIES OF THE ISSUER AND INDEVUS

Section 5.1	Enforceability of this Note Purchase Agreement	6
Section 5.2	Securities Laws	7
Section 5.3	Investment Company Act and Trustee Matters	7
Section 5.4	Governmental Authorizations	7
Section 5.5	Compliance with ERISA	8
Section 5.6	Use of Proceeds; Margin Regulations	8
Section 5.7	Other Representations and Warranties	8

i

	ARTICLE VI
	CONDITIONS TO CLOSING

Section 6.1	Proceedings	8
Section 6.2	Special Opinion	9
Section 6.3	True Sale and Non-Consolidation Opinion	9
Section 6.4	Note Purchaser’s Counsel Opinion	9
Section 6.5	Consummation of Transactions	9
Section 6.6	Certification as to Note Purchase Agreement	9
Section 6.7	No Actions	9
Section 6.8	Principal Documents	10
Section 6.9	Authorizations	10
Section 6.10	Offering of Original Class A Notes	10
Section 6.11	CUSIP Numbers	10
Section 6.12	Instruction to Counterparty	10
Section 6.13	Compliance with Laws	10
Section 6.14	Filing of Financing Statements	11
Section 6.15	Use of Proceeds	11

	ARTICLE VII
	ADDITIONAL COVENANTS

Section 7.1	DTC	11
Section 7.2	Expenses	11

	ARTICLE VIII
	SURVIVAL OF CERTAIN PROVISIONS

Section 8.1	Survival of Certain Provisions	11

	ARTICLE IX
	NOTICES

Section 9.1	Notices	12

	ARTICLE X
	SUCCESSORS AND ASSIGNS

Section 10.1	Successors and Assigns	12

	ARTICLE XI
	SEVERABILITY

Section 11.1	Severability	12

ii

	ARTICLE XII
	WAIVER OF JURY TRIAL

Section 12.1	WAIVER OF JURY TRIAL	12

	ARTICLE XIII
	GOVERNING LAW; CONSENT TO JURISDICTION

Section 13.1	Governing Law; Consent to Jurisdiction	13

	ARTICLE XIV
	COUNTERPARTS

Section 14.1	Counterparts	14

	ARTICLE XV
	TABLE OF CONTENTS AND HEADINGS

Section 15.1	Table of Contents and Headings	14

	ARTICLE XVI
	TAX DISCLOSURE

Section 16.1	Tax Disclosure	14

	ARTICLE XVII
	MISCELLANEOUS

Section 17.1	Limited Recourse	14
Section 17.2	Distribution Reports	15

Annex A	Rules of Construction and Defined Terms

Schedule 1	Purchaser

iii

NOTE PURCHASE AGREEMENT

August 26, 2008

To the Purchaser named in Schedule 1

Ladies and Gentlemen:

Ledgemont Royalty Sub LLC, a Delaware limited liability company, and Indevus Pharmaceuticals, Inc., a Delaware corporation, hereby covenant and agree with you as follows:

ARTICLE I

INTRODUCTORY

Section 1.1 Introductory. The Issuer proposes, subject to the terms and conditions stated herein, to issue and sell to the purchaser named in Schedule 1 (the “Purchaser”) and to the Other Note Purchasers the beneficial interests in the Global Notes evidencing $105,000,000 aggregate principal amount of the Issuer’s Ledgemont PhaRMASM Secured 16% Notes due 2024. The Original Class A Notes are to be issued pursuant to the Indenture.

The Original Class A Notes will be offered and sold to the Purchaser and the Other Note Purchasers (collectively, the “Note Purchasers”) in transactions exempt from the registration requirements of the Securities Act. The Issuer will use the net proceeds from the offering of the Original Class A Notes to fund a portion of the Purchase Price to obtain the Purchased Assets, to pay the expenses associated with the issuance of the Original Class A Notes and to fund the Interest Reserve Account in the amount of the Initial Interest Reserve Amount.

ARTICLE II

RULES OF CONSTRUCTION AND DEFINED TERMS

Section 2.1 Rules of Construction and Defined Terms. The rules of construction set forth in Annex A shall apply to this Note Purchase Agreement and are hereby incorporated by reference into this Note Purchase Agreement as if set forth fully in this Note Purchase Agreement. Capitalized terms used but not otherwise defined in this Note Purchase Agreement shall have the respective meanings given to such terms in Annex A, which is hereby incorporated by reference into this Note Purchase Agreement as if set forth fully in this Note Purchase Agreement. Not all terms defined in Annex A are used in this Note Purchase Agreement.

ARTICLE III

SALE AND PURCHASE OF ORIGINAL CLASS A NOTES; CLOSING

Section 3.1 Sale and Purchase of Original Class A Notes; Closing. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Note Purchase Agreement, the Issuer will issue and sell the Original Class A Notes to the Purchaser, and the Purchaser will purchase, the principal amount of Original Class A Notes set forth opposite its name on Schedule 1. The Purchaser will purchase such principal amount of Original Class A Notes at a purchase price equal to 100% of the principal amount thereof (the “Price”). Contemporaneously with entering into this Note Purchase Agreement, the Issuer is entering into separate Note Purchase Agreements (the “Other Agreements”) substantially identical to this Note Purchase Agreement with other note purchasers (the “Other Note Purchasers”), providing for the sale on the Closing Date to each of the Other Note Purchasers of Original Class A Notes in the principal amount specified opposite its name in Schedule 1 to such Other Agreement, at a purchase price equal to 100% of the principal amount thereof (the “Other Prices” and, together with the Price, the “Note Purchase Price”). The Issuer shall not be obligated to deliver, and no Note Purchaser shall be required to purchase, any of the Original Class A Notes except upon delivery of and payment for all the Original Class A Notes to be purchased on the Closing Date.

On the Closing Date, the Issuer will deliver one or more Global Notes for the account of DTC evidencing the aggregate principal amount of Original Class A Notes to be acquired by all Note Purchasers pursuant to the Note Purchase Agreements. The Issuer will deliver the Global Notes to DTC against payment by each such Note Purchaser of its respective portion of the aggregate Note Purchase Price for its beneficial interest therein by wire transfer of immediately available funds to the Trustee Closing Account. Delivery to each Note Purchaser of the Original Class A Notes shall be made through the facilities of DTC on the Closing Date, upon payment therefor by each such Note Purchaser of its respective portion of the aggregate Note Purchase Price by wire transfer of immediately available funds to the Trustee Closing Account. The Issuer and Indevus shall cause the Trustee to hold all such funds in trust for the Note Purchasers pending completion of the closing of the transactions contemplated by this Note Purchase Agreement. Upon receipt by the Trustee of the aggregate Note Purchase Price from all Note Purchasers and the satisfaction of the conditions to closing set forth in Article VI, the Issuer and Indevus shall cause the Trustee to disburse the Note Purchase Price in accordance with Section 3.3 of the Indenture. If the aggregate Note Purchase Price shall not have been received by the Trustee by 3:30 p.m. (New York City time) on the Closing Date, or if the closing of the transactions contemplated by the Note Purchase Agreements shall not otherwise be capable of being consummated by 3:30 p.m. (New York City time) on the Closing Date, then each Note Purchaser who has paid its respective portion of the Note Purchase Price shall have the right to instruct the Trustee at or after 3:30 p.m. (New York City time) on the Closing Date to return, and the Issuer and Indevus shall cause the Trustee to return, such portion of the Note Purchase Price to such Note Purchaser prior to the close of business on the Closing Date or as soon thereafter as reasonably practicable.

If the Global Notes shall not be tendered for the benefit of any Note Purchaser for the account of DTC in accordance with the foregoing provisions of this Section 3.1, or any of the conditions specified in Article VI shall not have been fulfilled to the satisfaction of any Note Purchaser, such Note Purchaser shall, at its election, be relieved of all obligations (other than confidentiality obligations) under the applicable Note Purchase Agreement.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF PURCHASER

The Purchaser agrees and acknowledges that (x) the Issuer and respective counsel to the Issuer and Indevus and counsel to the Placement Agent may rely upon the accuracy and performance of the representations, warranties and agreements of the Purchaser contained in this Article IV and (y) the Placement Agent may rely upon the accuracy and performance of the representations, warranties and agreements of the Purchaser contained in Sections 4.1, 4.2 and 4.4.

Section 4.1 Purchase for Investment and Restrictions on Resales. The Purchaser:

(a) acknowledges that the Original Class A Notes have not been and will not be registered under the Securities Act or the securities laws of any U.S. state and may not be offered, sold, pledged or otherwise transferred except as set forth in the Indenture and the legend regarding transfers on its Original Class A Notes;

(b) agrees that, if it should resell or otherwise transfer the Original Class A Notes, in whole or in part, it will do so only pursuant to an exemption from, or in a transaction not subject to, registration under the Securities Act, applicable state securities laws, the respective rules and regulations promulgated thereunder and the provisions of this Note Purchase Agreement, and only to a Person whom it reasonably believes, at the time any buy order for such Original Class A Notes is originated, is (i) the Issuer or a subsidiary thereof, (ii) for so long as such Original Class A Notes are eligible for resale pursuant to Rule 144A, a QIB that purchases for its own account or for the account of a QIB, to whom notice is given that the transfer is being made in reliance on Rule 144A, (iii) an Institutional Accredited Investor inside the United States that is purchasing such Original Class A Notes for its own account or for the account of such an Institutional Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or (iv) an Institutional Accredited Investor outside the United States in an offshore transaction in compliance with Rule 903 or 904 of Regulation S (if available), in each case unless consented to by the Issuer and such offer, sale or other transfer occurs following the Resale Restriction Termination Date;

(c) agrees that it will give to each Person to whom it transfers the Original Class A Notes, in whole or in part, notice of the restrictions on transfer of the Original Class A Notes;

(d) agrees that it will cause any Person to whom it intends to transfer the Original Class A Notes to execute and deliver a resale confidentiality undertaking substantially in the form attached as Exhibit B to the Indenture and agrees not to make available or disclose any Information (as defined in Exhibit B to the Indenture) to such Person until such resale confidentiality undertaking is so executed and delivered (and the parties hereto acknowledge and agree that any information provided by the Purchaser to any Person to whom it intends to transfer the Original Class A Notes that is provided after such Person executes and delivers such resale confidentiality undertaking shall not, solely with respect to such information as may be provided to such Person, but not with respect to such information as may be retained by the Purchaser, be deemed “Information” for purposes of the confidentiality agreement referenced in

Schedule 1, and the Purchaser and its Affiliates shall not be liable in respect of the actions or omissions to act of such Person with respect to such information), and the Purchaser otherwise agrees to comply with the procedures relating to the execution and delivery of such resale confidentiality undertaking set forth in the Indenture;

(e) acknowledges the restrictions and requirements applicable to transfers of the Original Class A Notes contained in the Indenture and agrees that it will only offer or sell the Original Class A Notes in accordance with the Indenture and only to Permitted Holders; and

(f) represents that it is purchasing the Original Class A Notes for investment purposes and not with a view to resale or distribution thereof in contravention of the requirements of the Securities Act.

Section 4.2 Purchaser Status. The Purchaser represents and warrants that, as of the date hereof, it is (i) a QIB and is purchasing the Original Class A Notes for its own account or for the account of a QIB or (ii) an Institutional Accredited Investor.

Section 4.3 Source of Funds. The Purchaser represents, warrants and covenants that either:

(a) no Plan Assets have been used to purchase an Original Class A Note; or

(b) to the extent that Plan Assets are used to purchase an Original Class A Note (i) the use of such Plan Assets to purchase and hold Original Class A Notes will not constitute a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code, by reason of the application of one or more statutory or administrative exemptions or otherwise, or (ii) such assets are not considered Plan Assets by reason of being held in a separate account of an insurance company, under which amounts payable or credited to the plan and to any participant or beneficiary of the plan are not affected by the investment performance of the separate account.

Section 4.4 Due Diligence. The Purchaser acknowledges that (i) it has made, either alone or together with its advisors, such independent investigation of the Issuer, Indevus, Counterparty, Madaus, Supernus and their respective managements, assets and related matters, and such separate and independent investigation of the Purchased Assets and related matters, as the Purchaser deems to be, or such advisors have advised to be, necessary or advisable in connection with the purchase of the Original Class A Notes pursuant to the transactions contemplated by this Note Purchase Agreement, (ii) it and its advisors have received all information and data that it and such advisors believe to be necessary in order to reach an informed decision as to the advisability of the purchase of the Original Class A Notes pursuant to the transactions contemplated by this Note Purchase Agreement, (iii) it understands the nature of the potential risks and potential rewards of the purchase of the Original Class A Notes, (iv) it is a sophisticated investor with investment experience and, in the event of a default on the Original Class A Notes, any termination of any of the Principal Documents or termination of the Royalties under the Principal Documents or any liquidation or winding up of the Issuer, has the ability to bear complete loss of its investment, (v) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Original Class A Notes and can bear the economic risks of investing in the Original Class A Notes for an indefinite period of time and (vi) it has received and reviewed the Information Memorandum. The Purchaser acknowledges that it has obtained its own attorneys, business advisors and tax advisors as to legal, business and tax advice (or has decided not to obtain such advice) and has not relied in any respect on the Issuer, Indevus or the Placement Agent for such advice. Except for (A) the representations, warranties and covenants made by the Issuer and Indevus in this Note Purchase Agreement and the other Deal Documents, (B) the legal opinions provided to the Trustee or the Note Purchasers in connection with the transactions contemplated by the Deal Documents and (C) the information in the Information Memorandum, the Purchaser is relying on its own investigation and analysis in entering into the transactions contemplated hereby.

Section 4.5 Enforceability of this Note Purchase Agreement. This Note Purchase Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes the valid, legally binding and enforceable obligations of the Purchaser, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

Section 4.6 Other Parties. The Purchaser acknowledges and agrees that none of Counterparty, Supernus or Madaus is a party to the transactions to which this Note Purchase Agreement relates, none of Counterparty, Supernus or Madaus has participated in the preparation of any document related thereto, including the Information Memorandum, and none of Counterparty, Supernus or Madaus makes any representations or warranties whatsoever with respect to the transactions contemplated by the Information Memorandum, including the issuance of the Original Class A Notes by the Issuer, the value thereof, the value of the rights transferred by Indevus to the Issuer with respect thereto or the risks associated therewith.

Section 4.7 Confidentiality Agreement. The Purchaser acknowledges and agrees that it is bound by the terms and conditions of the confidentiality agreement referenced in Schedule 1 (including, if the Purchaser is not a party thereto, as if it were a party thereto), agrees to execute any documents reasonably requested by the Issuer to evidence such obligation and acknowledges and agrees that such confidentiality agreement remains in effect and will survive the execution and delivery of this Note Purchase Agreement and the closing of the purchase of the Original Class A Notes pursuant to its terms.

Section 4.8 Tax Matters.

(a) The Purchaser represents and warrants that (i) it is not, and will not become, a partnership, Subchapter S corporation or grantor trust for U.S. federal income tax purposes or (ii) it is or may become a partnership, Subchapter S corporation or grantor trust for U.S. federal income tax purposes but (A) none of the direct or indirect beneficial owners of any of the interests in the Purchaser have allowed or caused, or will allow or cause, 50% or more of the value of such interests to be attributable to the ownership of Notes plus the ownership, if any, of the Capital Securities of the Issuer or (B) such partnership, Subchapter S corporation or grantor trust was not formed with a principal purpose of permitting the Issuer to satisfy the 100-partner limitation in Treasury Regulation Section 1.7704-1(h)(1)(ii).

(b) The Purchaser will not participate or transfer an interest in any Original Class A Note to any Person who is or may become a partnership, Subchapter S corporation or grantor trust for U.S. federal income tax purposes unless (i) none of the direct or indirect beneficial owners of any of the interests in such Person have allowed or caused, or will allow or cause, 50% or more of the value of such interests to be attributable to the ownership of Notes plus the ownership, if any, of the Capital Securities of the Issuer or (ii) such partnership, Subchapter S corporation or grantor trust has not been formed with a principal purpose of permitting the Issuer to satisfy the 100-partner limitation in Treasury Regulation Section 1.7704-1(h)(1)(ii).

(c) Except as otherwise required by law, the Purchaser agrees to treat, and shall treat, the Original Class A Notes as debt of the Issuer for U.S. federal income tax purposes.

(d) The Purchaser understands and acknowledges that failure to provide the Issuer, the Trustee or any Paying Agent with the applicable U.S. federal income tax certifications (generally, an IRS Form W-9 (or successor applicable form) in the case of a Person that is a United States person (within the meaning of Section 7701(a)(30) of the Code) or an appropriate IRS Form W-8 (or successor applicable form) in the case of a Person that is not a United States person (within the meaning of Section 7701(a)(30) of the Code)) may result in U.S. federal back-up withholding from payments in respect of the Original Class A Notes.

Section 4.9 Reliance for Opinions. The Purchaser acknowledges and agrees that the Issuer and Indevus and, for purposes of the opinions to be delivered to the Purchaser pursuant to Sections 6.2 and 6.4 (to the extent such opinions relate to exemptions from registration and prospectus requirements under Applicable Law), counsel for the Issuer and Indevus and counsel for the Note Purchasers, respectively, may rely, without any independent verification thereof, upon the accuracy of the representations and warranties of the Purchaser, and compliance by the Purchaser with its agreements, contained in Sections 4.1 and 4.2, and the Purchaser hereby consents to such reliance.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE ISSUER AND INDEVUS

Each of the Issuer and Indevus, jointly and severally, represents and warrants to the Purchaser as follows:

Section 5.1 Enforceability of this Note Purchase Agreement. This Note Purchase Agreement has been duly authorized, executed and delivered by the Issuer and Indevus and constitutes the valid, legally binding and (subject to general equitable principles, insolvency, liquidation, reorganization and other laws of general application relating to creditors’ rights) enforceable obligations of the Issuer and Indevus.

Section 5.2 Securities Laws.

(a) No securities of the same class (within the meaning of Rule 144A(d)(3)(i) under the Securities Act) as the Original Class A Notes have been issued and sold by the Issuer within the six-month period immediately prior to the date hereof.

(b) Assuming the accuracy of the statements in the certificate to be delivered by the Placement Agent pursuant to Section 6.10, neither the Issuer or Indevus nor any affiliate (as defined in Rule 144 under the Securities Act) of the Issuer or Indevus has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) that is or will be integrated with the sale of the Original Class A Notes in a manner that would require the registration under the Securities Act of the Original Class A Notes or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Original Class A Notes (as those terms are used in Regulation D under the Securities Act), or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, including publication or release of articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television, radio or internet, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(c) Assuming the accuracy of the representations and warranties of the Note Purchasers in each Note Purchase Agreement and assuming the accuracy of the statements in the certificate to be delivered by the Placement Agent pursuant to Section 6.10, (i) the Indenture is not required to be qualified under the Trust Indenture Act and (ii) no registration under the Securities Act of the Original Class A Notes is required in connection with the sale of the Original Class A Notes to the Note Purchasers as contemplated by the Note Purchase Agreements.

Section 5.3 Investment Company Act and Trustee Matters.

(a) Assuming the accuracy of the representations and warranties of the Note Purchasers in each Note Purchase Agreement and after giving effect to the offering and sale of the Original Class A Notes and the purchase by the Issuer of the Purchased Assets, the Issuer will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(b) The Trustee (i) is not affiliated (as such term is defined in Rule 405 under the Securities Act) with the Issuer or with any Person involved in the organization or operation of the Issuer and (ii) does not offer or provide credit or credit enhancement to the Issuer.

Section 5.4 Governmental Authorizations. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Issuer or Indevus of this Note Purchase Agreement or the transactions contemplated hereby other than such filings as shall have been made prior to the date hereof and such filings required to be made after the date hereof under applicable federal and state securities laws, such as applicable state blue sky filings.

Section 5.5 Compliance with ERISA. The Issuer does not currently maintain and has not maintained any Plan. Each Plan maintained by Indevus has been operated and administered substantially in compliance with all Applicable Laws. Neither the Issuer nor Indevus has incurred any material liability or penalty or could be reasonably expected to incur any material liability or penalty pursuant to Title I or IV of ERISA or (with respect to its respective Plans) pursuant to the Code. None of the Issuer, Indevus or any ERISA Affiliate currently maintains or has maintained a pension plan that is subject to Title IV of ERISA. The execution and delivery of this Note Purchase Agreement and the issuance and sale of the Original Class A Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Sections 4975(c)(1)(A)-(D) of the Code. The representation by the Issuer and Indevus in the preceding sentence is made in reliance upon and subject to the accuracy of the Note Purchasers’ representation in Section 4.3 of each Note Purchase Agreement as to the sources of the funds used to pay the Note Purchase Price of the Original Class A Notes to be purchased by the Note Purchasers.

Section 5.6 Use of Proceeds; Margin Regulations. No part of the proceeds from the sale of the Original Class A Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Issuer or Indevus in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). As used in this Section 5.6, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.7 Other Representations and Warranties. Each of the representations and warranties made by the Issuer in Section 5.1 of the Indenture and by Indevus in Article III of the Purchase and Sale Agreement and Section 4.1 of the Pledge and Security Agreement is hereby incorporated herein by reference as if fully set forth herein and given for the benefit of the Purchaser.

ARTICLE VI

CONDITIONS TO CLOSING

The obligations of the Purchaser hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of the Issuer and Indevus contained herein, to the accuracy of the statements of the Issuer and Indevus and their respective officers made in any certificates delivered pursuant hereto, to the performance by the Issuer and Indevus of their respective obligations hereunder and to each of the following additional terms and conditions:

Section 6.1 Proceedings. All proceedings and legal matters incident to the formation and constitution of the Issuer and the issuance of the Original Class A Notes, and all other legal matters relating to the Deal Documents and the transactions contemplated hereby and thereby, shall be reasonably satisfactory in all material respects to the Purchaser, and the Issuer and Indevus shall have furnished to the Purchaser all documents and information that it or counsel to the Purchaser may reasonably request to enable them to pass upon such matters.

Section 6.2 Special Opinion. Burns & Levinson LLP shall have furnished to the Note Purchasers their opinion, as special counsel to the Issuer and Indevus, addressed to the Note Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Note Purchasers.

Section 6.3 True Sale and Non-Consolidation Opinion. Burns & Levinson LLP shall have furnished to the Note Purchasers their reasoned opinion addressed to the Note Purchasers, dated the Closing Date, as to the sale, transfer, conveyance, assignment, contribution and granting by Indevus of the Purchased Assets to the Issuer constituting a true sale and capital contribution and not a secured loan and as to the non-consolidation of the Issuer in a bankruptcy proceeding of Indevus, which opinion shall be in form and substance reasonably satisfactory to the Note Purchasers.

Section 6.4 Note Purchaser’s Counsel Opinion. Pillsbury Winthrop Shaw Pittman LLP, special counsel to the Note Purchasers, shall have furnished to the Note Purchasers their opinion addressed to the Note Purchasers dated the Closing Date as to such matters related to the Deal Documents as the Note Purchasers may reasonably request.

Section 6.5 Consummation of Transactions. All of the transactions contemplated by the Deal Documents to be completed on or before the Closing Date shall have been consummated or shall be consummated concurrently with the transactions contemplated hereby in compliance with Applicable Law without amendment or waiver of any material condition thereof, the Purchaser shall have received executed copies of the Deal Documents (which shall be in full force and effect) and the Trustee shall have received one or more certificates (endorsed for transfer) representing all of the Capital Securities of the Issuer to be held by the Trustee pursuant to the terms of the Pledge and Security Agreement.

Section 6.6 Certification as to Note Purchase Agreement. Each of the Issuer and Indevus shall have furnished to the Note Purchasers a certificate, dated the Closing Date, of its respective Responsible Officer, stating that, as of the Closing Date, the representations and warranties of the Issuer or Indevus, as the case may be, in and incorporated into this Note Purchase Agreement are true and correct in all material respects (except that any such representations or warranties that are qualified in respect of materiality or Material Adverse Effect shall be true and correct in all respects) and the Issuer or Indevus, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date.

Section 6.7 No Actions. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Authority that would, as of the Closing Date, prevent the issuance or sale of the Original Class A Notes, and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date that would prevent the issuance or sale of the Original Class A Notes.

Section 6.8 Principal Documents. The Principal Documents, each in the form previously furnished to counsel to the Note Purchasers, shall be in full force and effect, and the Note Purchasers shall have received upon prior written request therefor a true, correct and complete copy of each of the Principal Documents.

Section 6.9 Authorizations. Each of the Issuer and Indevus shall have furnished to the Note Purchasers (i) a copy of the resolutions, consents or other documents, certified by a Responsible Officer of the Issuer or Indevus, as the case may be, as of the Closing Date, duly authorizing the execution, delivery and performance of the Deal Documents to which it is a party and any other documents to be executed on or prior to the Closing Date by or on behalf of it in connection with the transactions contemplated thereby, and (ii) certified copies of its respective organizational documents, including as such documents have been amended to effect the transactions contemplated by the Deal Documents.

Section 6.10 Offering of Original Class A Notes. The Placement Agent shall have delivered to the Issuer a certificate as to the manner of the offering of the Original Class A Notes and the number and character of the offerees contacted, which certificate shall state that the Placement Agent (i) did not solicit offers for, or offer, the Original Class A Notes by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) solicited offers for the Original Class A Notes only from, and offered the Original Class A Notes only to, (a) Persons who it reasonably believed were QIBs or Institutional Accredited Investors or, if any such Person was buying for one or more institutional accounts for which such Person was acting as fiduciary or agent, only when such Person reasonably believed that each such account was a QIB or an Institutional Accredited Investor, as applicable, and (b) in the case of offers outside the United States, to institutions that are not U.S. persons (as defined in Regulation S) in accordance with Rule 903 of Regulation S, and shall further state that counsel to the Issuer and Indevus and to the Note Purchasers may rely thereon in rendering their respective opinions to be delivered hereunder.

Section 6.11 CUSIP Numbers. Standard & Poor’s CUSIP Service Bureau, as agent for the National Association of Insurance Commissioners, shall have issued CUSIP numbers and ISIN numbers for the Original Class A Notes.

Section 6.12 Instruction to Counterparty. The Note Purchasers shall have received a copy of the Counterparty Instruction provided pursuant to Section 6.2(b) of the Purchase and Sale Agreement, which shall be certified by a Responsible Officer of Indevus as having been sent to Counterparty on or prior to the Closing Date.

Section 6.13 Compliance with Laws. If requested by a Note Purchaser, the Issuer shall have provided such Note Purchaser with such information as it may reasonably request to enable such Note Purchaser to determine whether such purchase shall (i) be permitted by the laws and regulations of each jurisdiction to which such Note Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment and (ii) not violate any Applicable Law (including Regulation T, U or X of the Board of Governors of the Federal Reserve System).

Section 6.14 Filing of Financing Statements. The filings of financing statements under the UCC and other recordings required or reasonably requested to be made to perfect a security interest in the Purchased Assets sold, transferred, conveyed, assigned, contributed and granted on the Closing Date, including those specified in Exhibit E to the Indenture, shall have been duly made.

Section 6.15 Use of Proceeds. The Issuer will apply the proceeds of the sale of the Original Class A Notes as set forth in Section 1.1.

ARTICLE VII

ADDITIONAL COVENANTS

Section 7.1 DTC. The Issuer will, and Indevus will cause the Issuer to, use reasonable best efforts to comply with all agreements set forth in the representation letter of the Issuer to DTC relating to the approval of the Original Class A Notes by DTC for “book-entry” transfer.

Section 7.2 Expenses. The Issuer and Indevus jointly and severally agree to pay or cause to be paid from the proceeds of the issuance of the Original Class A Notes all reasonable, documented Transaction Expenses of Pillsbury Winthrop Shaw Pittman LLP, acting as outside counsel to the Note Purchasers, it being understood that neither the Issuer nor Indevus will reimburse any other expenses of any Note Purchasers (including expenses of any other counsel).

ARTICLE VIII

SURVIVAL OF CERTAIN PROVISIONS

Section 8.1 Survival of Certain Provisions. The representations, warranties, covenants and agreements contained in this Note Purchase Agreement shall survive (a) the execution and delivery of this Note Purchase Agreement and the Original Class A Notes and (b) the purchase or transfer by any Note Purchaser of any Original Class A Note or portion thereof or interest therein. All such provisions are binding upon and may be relied upon by any subsequent holder or beneficial owner of an Original Class A Note that has executed and delivered to the Registrar a Confidentiality Agreement in compliance with the procedures set forth in the Indenture, regardless of any investigation made at any time by or on behalf of any Note Purchaser or any other holder or beneficial owner of an Original Class A Note; provided, however, that the representations, warranties, covenants and agreements contained in Section 4.8 may be relied upon regardless of whether such holder or beneficial owner has executed and delivered to the Registrar such Confidentiality Agreement. All statements contained in any certificate or other instrument delivered by or on behalf of any party hereto pursuant to this Note Purchase Agreement shall be deemed to have been relied upon by each other party hereto and shall survive the consummation of the transactions contemplated hereby regardless of any investigation made by or on behalf of any such party. This Note Purchase Agreement and the other Deal Documents embody the entire agreement and understanding among the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof, other than the separate Confidentiality Agreements entered into between each Note Purchaser and Indevus relating to the transactions contemplated hereby.

ARTICLE IX

NOTICES

Section 9.1 Notices. All statements, requests, notices and agreements hereunder shall be in writing and delivered by hand, mail, overnight courier or telefax as follows:

(a) if to the Purchaser, in accordance with Schedule 1;

(b) if to the Issuer, in accordance with Section 12.5 of the Indenture; and

(c) if to Indevus, in accordance with Section 8.3 of the Purchase and Sale Agreement.

ARTICLE X

SUCCESSORS AND ASSIGNS

Section 10.1 Successors and Assigns. This Note Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, permitted assignees and permitted transferees. So long as any of the Notes are Outstanding, neither the Issuer nor Indevus may assign any of its rights or obligations hereunder or any interest herein without the prior written consent of the Purchaser.

ARTICLE XI

SEVERABILITY

Section 11.1 Severability. Any provision of this Note Purchase Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

ARTICLE XII

WAIVER OF JURY TRIAL

Section 12.1 WAIVER OF JURY TRIAL. THE PURCHASER, THE ISSUER AND INDEVUS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS NOTE PURCHASE AGREEMENT.

ARTICLE XIII

GOVERNING LAW; CONSENT TO JURISDICTION

Section 13.1 Governing Law; Consent to Jurisdiction.

(a) THIS NOTE PURCHASE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. The parties hereto hereby submit to the non-exclusive jurisdiction of the federal and state courts of competent jurisdiction in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Note Purchase Agreement or the transactions contemplated hereby.

(b) If, for the purpose of obtaining a judgment or order in any court, it is necessary to convert a sum due hereunder to any Noteholder from U.S. dollars into another currency, each of the Issuer and Indevus has agreed, and each Noteholder by holding an Original Class A Note will be deemed to have agreed, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, such Noteholder could purchase U.S. dollars with such other currency in the Borough of Manhattan, The City of New York on the Business Day preceding the day on which final judgment is given.

(c) The obligation of each of the Issuer and Indevus in respect of any sum payable by it to a Noteholder shall, notwithstanding any judgment or order in a Judgment Currency, be discharged only to the extent that, on the Business Day following receipt by such Noteholder of such security of any sum adjudged to be so due in the Judgment Currency, such Noteholder may in accordance with normal banking procedures purchase U.S. dollars with the Judgment Currency. If the amount of U.S. dollars so purchased is less than the sum originally due to such Noteholder in the Judgment Currency (determined in the manner set forth in Section 13.1(b)), each of the Issuer and Indevus agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Noteholder against such loss, and, if the amount of the U.S. dollars so purchased exceeds the sum originally due to such Noteholder, such Noteholder agrees to remit to the Issuer or Indevus, as the case may be, such excess, provided that such Noteholder shall have no obligation to remit any such excess as long as the Issuer or Indevus, as the case may be, shall have failed to pay such Noteholder any obligations due and payable under the Original Class A Notes of such Noteholder, in which case such excess may be applied to such obligations of the Issuer or Indevus, as the case may be, under such Original Class A Notes in accordance with the terms thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Issuer and Indevus and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.

ARTICLE XIV

COUNTERPARTS

Section 14.1 Counterparts. This Note Purchase Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Note Purchase Agreement.

ARTICLE XV

TABLE OF CONTENTS AND HEADINGS

Section 15.1 Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Note Purchase Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

ARTICLE XVI

TAX DISCLOSURE

Section 16.1 Tax Disclosure. Notwithstanding anything expressed or implied to the contrary herein, the Purchaser and its respective employees, representatives and agents may disclose to any and all Persons, without limitation of any kind, the tax treatment and the tax structure of the transactions contemplated by this Note Purchase Agreement and the agreements and instruments referred to herein and all materials of any kind (including opinions or other tax analyses) that are provided to the Purchaser relating to such tax treatment and tax structure; provided, however, that neither the Purchaser nor any employee, representative or other agent thereof shall disclose any other information that is not relevant to understanding the tax treatment and tax structure of such transactions (including the identity of any party and any information that could lead another to determine the identity of any party) or any other information to the extent that such disclosure could reasonably result in a violation of any federal or state securities law. For these purposes, the tax treatment of the transactions contemplated by this Note Purchase Agreement and the agreements and instruments referred to herein means the purported or claimed U.S. federal or state tax treatment of such transactions. Moreover, the tax structure of the transactions contemplated by this Note Purchase Agreement and the agreements and instruments referred to herein includes any fact that may be relevant to understanding the purported or claimed U.S. federal or state tax treatment of such transactions.

ARTICLE XVII

MISCELLANEOUS

Section 17.1 Limited Recourse. Each of the parties hereto accepts that the enforceability against the Issuer of any obligations of the Issuer hereunder shall be limited to the assets of the Issuer, whether tangible or intangible, real or personal (including the Collateral) and the proceeds thereof. Once all such assets have been realized upon and such assets (and proceeds thereof) have been applied in accordance with Article III of the Indenture, any outstanding obligations of the Issuer shall be extinguished. Each of the parties hereto further agrees that it shall take no action against any employee, partner, director, officer, member, counsel, manager, representative or administrator of the Issuer or the Trustee under this Note Purchase Agreement; provided, that nothing herein shall limit the Issuer (or its permitted successors or assigns, including any party hereto that becomes such a successor or assign) from pursuing claims, if any, against any such Person. The provisions of this Section 17.1 shall survive termination of this Note Purchase Agreement and the Indenture; provided, further, that the foregoing shall not in any way limit, impair or otherwise affect any rights of any party to proceed against any employee, partner, director, officer, member, counsel, manager, representative or administrator of the Issuer (a) for intentional and willful fraud or intentional and willful misrepresentations on the part of or by such employee, partner, director, officer, member, counsel, manager, representative or administrator or (b) for the receipt of any distributions or payments to which the Issuer or any successor in interest is entitled, other than distributions expressly permitted pursuant to the other Deal Documents.

Section 17.2 Distribution Reports. Each party hereto acknowledges and agrees that the Trustee may effect delivery of any Distribution Report (including the materials accompanying such Distribution Report) by making such Distribution Report and accompanying materials available by posting such Distribution Report and accompanying materials on IntraLinks or a substantially similar electronic transmission system; provided, however, that, upon written notice to the Trustee, any Noteholder may decline to receive such Distribution Report and accompanying materials via IntraLinks or a substantially similar electronic transmission system, in which case such Distribution Report and accompany materials shall be provided as otherwise set forth in the Deal Documents. Subject to the conditions set forth in the proviso in the immediately preceding sentence, nothing in this Section 17.2 shall prejudice the right of the Trustee to make such Distribution Report and accompany materials available in any other manner specified in the Deal Documents.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding of this Note Purchase Agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between us and you in accordance with its terms.

Very truly yours,

LEDGEMONT ROYALTY SUB LLC

By:	Indevus Pharmaceuticals, Inc., its Manager

By:
	Name:	Glenn L. Cooper
	Title:	Chairman and Chief Executive Officer

INDEVUS PHARMACEUTICALS, INC.

By:
	Name:	Glenn L. Cooper
	Title:	Chairman and Chief Executive Officer

[PURCHASER SIGNATURE PAGE]

ANNEX A

RULES OF CONSTRUCTION AND DEFINED TERMS

Unless the context otherwise requires, in this Annex A and each Deal Document (or other document) to which this Annex A is attached:

(a)	A term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

(b)	Unless otherwise defined, all terms used herein or therein that are defined in the UCC shall have the meanings stated in the UCC.

(c)	Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words in the singular shall include the plural, and vice versa.

(d)	The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without limitation”.

(e)	References to an agreement or other document include references to such agreement or document as amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof and include any Annexes, Exhibits and Schedules attached thereto, and the provisions thereof apply to successive events and transactions.

(f)	References to any statute or other legislative provision shall include any statutory or legislative modification or re-enactment thereof, or any substitution therefor.

(g)	References to any Person shall be construed to include such Person’s successors and permitted assigns.

(h)	The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(i)	The words “hereof”, “herein”, “hereunder” and similar terms when used in this Annex A or any Deal Document (or other document) shall refer to this Annex A or such Deal Document (or other document) as a whole and not to any particular provision hereof or thereof, and Article, Section, Annex, Schedule and Exhibit references herein and therein are references to Articles and Sections of, and Annexes, Schedules and Exhibits to, the relevant Deal Document (or other document) unless otherwise specified.

(j)	In the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”.

(k)	References to a class of Notes shall be to the Original Class A Notes, to the Class B Notes or to a class of Refinancing Notes, as applicable.

(l)	References to the Notes include the terms and conditions in the relevant Deal Document (or other document) applicable to the Notes, and any reference to any amount of money due or payable by reference to the Notes shall include any sum covenanted to be paid by the Issuer under the relevant Deal Document (or other document) in respect of the Notes.

(m)	References to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security shall be deemed to include, in respect of any jurisdiction other than the State of New York, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security available or appropriate in such jurisdiction as shall most nearly approximate such action, remedy or method of judicial proceeding described or referred to in the relevant Deal Document (or other document).

(n)	Where any payment is to be made, any funds are to be applied or any calculation is to be made under any Deal Document (or other document) on a day that is not a Business Day, unless any Deal Document (or other document) otherwise provides, such payment shall be made, such funds shall be applied and such calculation shall be made on the next succeeding Business Day, and payments shall be adjusted accordingly, including interest unless otherwise specified; provided, however, that no interest shall accrue in respect of any payments made on Fixed Rate Notes on that next succeeding Business Day.

(o)	References to any Calculation Date or Relevant Calculation Date, in each case that would be prior to the first Calculation Date that follows the Closing Date, shall be deemed to refer to the Closing Date.

“144A Global Note” has the meaning set forth in Section 2.1(b) of the Indenture.

“Acceleration Default” means any Event of Default of the type described in Section 4.1(f) of the Indenture.

“Acceleration Notice” means a written notice given after the occurrence and continuation of an Event of Default to the Issuer by the Senior Trustee pursuant to Section 4.2 of the Indenture declaring all Outstanding principal of and accrued and unpaid interest on the Notes to be immediately due and payable.

“Accounts” means the Collection Account, any Redemption Account, any Escrow Account, the Capital Account, the Interest Reserve Account, the Tax Distribution Escrow Account and any other account established pursuant to Section 3.1 of the Indenture.

“Act” has the meaning set forth in Section 1.3(a) of the Indenture.

“Actual Beneficial Holder List” has the meaning set forth in Section 2.5(d) of the Indenture.

“Additional Interest” means, with respect to the Notes, interest accrued on the amount of any interest and Premium, if any, in respect of such Notes that is not paid when due at the Stated Rate of Interest of such Notes for each Interest Accrual Period until any such unpaid interest or Premium is paid in full, compounded quarterly on each Payment Date, to the fullest extent permitted by Applicable Law.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director, officer or manager of such Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power (a) to vote 10% or more of the Capital Securities (on a fully diluted basis) of such Person having ordinary voting power for the election of directors, managing members or general partners (as applicable) or (b) to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative to the foregoing.

“Agent Members” has the meaning set forth in Section 2.10(a) of the Indenture.

“Applicable Law” means, with respect to any Person, all laws, rules, regulations and orders of Governmental Authorities applicable to such Person or any of its properties or assets.

“Applicable Treasury Rate” for any Redemption Date means the interest rate (expressed as a semiannual decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined on the fourth Business Day prior to such Redemption Date to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of the Original Class A Notes as of such Redemption Date and trading in the public securities markets either (a) as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (i) one maturing as close as possible to, but earlier than, the Average Life Date of the Original Class A Notes and (ii) the other maturing as close as possible to, but later than, the Average Life Date of the Original Class A Notes, in each case as published in the most recent H.15 (519) or (b) if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of the Original Class A Notes is reported in the most recent H.15 (519), such weekly average yield to maturity as published in such H.15 (519).

“Applicants” has the meaning set forth in Section 6.14 of the Indenture.

“Approved Holder List” has the meaning set forth in Section 2.5(d) of the Indenture.

“Audit Expenses” has the meaning set forth in Section 6.15(b) of the Indenture.

“Authorized Agent” means, with respect to the Notes, any authorized Calculation Agent, Paying Agent or Registrar acting as such for the Notes.

“Available Collections Amount” means, for any Payment Date, the sum of (a) the amount on deposit in the Collection Account as of the Calculation Date immediately preceding such Payment Date and (b) the amount of any net investment income on amounts on deposit in the Accounts (other than the Capital Account and the Tax Distribution Escrow Account) as of such Calculation Date.

“Average Life Date” of the Original Class A Notes means the date that follows the applicable Redemption Date by a period equal to the Remaining Weighted Average Life of the Original Class A Notes.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Base Case Amortization Schedule” means the following base case amortization schedule:

Payment Date	Principal Payment	Remaining Balance of the Notes
Closing Date		$105,000,000
November 5, 2008	$0	$105,000,000
February 5, 2009	$0	$105,000,000
May 5, 2009	$0	$105,000,000
August 5, 2009	$0	$105,000,000
November 5, 2009	$90,177	$104,909,823
February 5, 2010	$1,383,710	$103,526,112
May 5, 2010	$0	$103,526,112
August 5, 2010	$4,791,070	$98,735,043
November 5, 2010	$1,996,903	$96,738,140
February 5, 2011	$2,866,410	$93,871,730
May 5, 2011	$3,369,503	$90,502,228
August 5, 2011	$3,794,470	$86,707,757
November 5, 2011	$4,145,153	$82,562,604

Payment Date	Principal Payment	Remaining Balance of the Notes
February 5, 2012	$4,865,764	$77,696,840
May 5, 2012	$6,245,147	$71,451,693
August 5, 2012	$6,185,932	$65,265,761
November 5, 2012	$6,138,878	$59,126,884
February 5, 2013	$6,479,270	$52,647,614
May 5, 2013	$6,400,272	$46,247,342
August 5, 2013	$6,345,556	$39,901,786
November 5, 2013	$6,257,561	$33,644,225
February 5, 2014	$18,064,438	$15,579,787
May 5, 2014	$6,450,421	$9,129,366
August 5, 2014	$6,152,409	$2,976,958
November 5, 2014	$2,976,958	$0

“Beneficial Holder” means any Person that holds a Beneficial Interest in any Global Note through an Agent Member.

“Beneficial Interest” means any beneficial interest in any Global Note, whether held directly by an Agent Member or held indirectly through an Agent Member’s beneficial interest in such Global Note.

“Bill of Sale” has the meaning set forth in Section 1.1 of the Purchase and Sale Agreement.

“Business Day” means (a) any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Applicable Law to remain closed or a day on which the Corporate Trust Office is closed for business and (b) for purposes of calculating amounts at the London interbank offered rate and related calculations relative to the making, continuing, prepaying or repaying of Indebtedness in respect thereof, any day that is a Business Day described in clause (a) that is also a day on which dealings in U.S. dollars are carried on in the London interbank market.

“Calculation Agent” means U.S. Bank National Association and any successor appointed pursuant to Section 6.11 of the Indenture.

“Calculation Date” means, for any Payment Date, the fifth Business Day immediately preceding such Payment Date.

“Calculation Date Information” means, with respect to any Calculation Date, the information provided by the Issuer (or any Servicer) under Section 3.1(c) of the Servicing Agreement with respect to such Calculation Date.

“Calculation Report” has the meaning set forth in Section 3.5(b) of the Indenture.

“Capital Account” has the meaning set forth in Section 3.1(a) of the Indenture.

“Capital Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued after the Closing Date, including common shares, ordinary shares, preferred shares, membership interests or share capital in a limited liability company or other Person, limited or general partnership interests in a partnership, beneficial interests in trusts or any other equivalent of such ownership interest or any options, warrants and other rights to acquire such shares or interests, including rights to allocations and distributions, dividends, redemption payments and liquidation payments.

“Change of Control” means, with respect to an Equityholder (or any parent entity of an Equityholder), any transaction of merger, consolidation or amalgamation with, or, in the case of clause (a) below, a sale of all or substantially all of the assets of such Equityholder (or such parent entity) to, any other Person if such Equityholder (or such parent entity) (a) is not the continuing or surviving entity but the continuing or surviving entity shall have assumed all of the obligations of such Equityholder under the Deal Documents to which such Equityholder is a party immediately prior to such transaction (including such Equityholder’s obligations under the Pledge and Security Agreement in accordance with Sections 6.1 and 17.1 of the Pledge and Security Agreement) or (b) is the continuing or surviving entity.

“Class A Notes” means the Original Class A Notes and any Refinancing Notes issued to refinance the foregoing.

“Class B Issuance” has the meaning set forth in Section 2.16(a) of the Indenture.

“Class B Notes” means the Class B Notes, if any, issued in such form as shall be authorized by a Resolution or any indenture supplemental to the Indenture in respect thereof pursuant to Section 2.16 of the Indenture and any Refinancing Notes issued to refinance the foregoing.

“Clearstream” means Clearstream Banking, a French société anonyme.

“Closing Date” has the meaning set forth in Section 6.1 of the Purchase and Sale Agreement, which shall be the date on which the Original Class A Notes are issued.

“Closing Day Accounts” has the meaning set forth in Section 3.1(b) of the Indenture.

“Code” means the Internal Revenue Code of 1986 and the regulations thereunder.

“Collateral” has the meaning set forth in the Granting Clause of the Indenture.

“Collection Account” has the meaning set forth in Section 3.1(a) of the Indenture.

“Collections” means, without duplication, (a) Royalties, (b) any net investment income on amounts on deposit in the Accounts (other than the Capital Account and the Tax Distribution Escrow Account) and (c) any other amounts received by the Issuer (other than the proceeds of any Notes and capital contributions from the Equityholders), including any amounts payable to the Issuer pursuant to Section 5.5(b), 5.5(c) or 5.5(d) of the Purchase and Sale Agreement or Article VII of the Purchase and Sale Agreement in respect of Royalties.

“Confidential Information” has the meaning set forth in Section 1.1 of the Purchase and Sale Agreement.

“Confidentiality Agreement” means, with respect to Noteholders or Beneficial Holders at the Closing Date with respect to the Original Class A Notes (or, with respect to any Class B Notes or any Refinancing Notes, the date of issuance of such Class B Notes or Refinancing Notes), a confidentiality agreement for the benefit of the Issuer provided to the Registrar on or prior to the Closing Date (or such date of issuance), and otherwise means a resale confidentiality undertaking for the benefit of the Issuer substantially in the form of Exhibit B to the Indenture.

“Confidential Parties” has the meaning set forth in Section 12.13 of the Indenture.

“Corporate Trust Office” means the office of the Trustee in the city at which at any particular time the Trustee’s duties under the Deal Documents shall be principally administered and, on the Closing Date, shall be One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Services.

“Counterparty” means Allergan USA, Inc., a Delaware corporation and successor-in-interest to Esprit Pharma, Inc.

“Counterparty Instruction” has the meaning set forth in Section 1.1 of the Purchase and Sale Agreement.

“Deal Documents” means the Transaction Documents, the Purchase and Sale Agreement and the Bill of Sale.

“Default” means a condition, event or act that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Definitive Notes” has the meaning set forth in Section 2.1(b) of the Indenture.

“Direction” has the meaning set forth in Section 1.3(c) of the Indenture.

“Distribution Report” has the meaning set forth in Section 2.13(a) of the Indenture.

“Dollar” or the sign “$” means lawful money of the United States.

“DTC” means The Depository Trust Company, its nominees and their respective successors.

“DTC List” has the meaning set forth in Section 2.5(d) of the Indenture.

“Eligibility Requirements” has the meaning set forth in Section 2.3(b) of the Indenture.

“Eligible Account” means a trust account maintained on the books and records of an Eligible Institution in the name of the Trustee.

“Eligible Institution” means any bank organized under the laws of the U.S. or any state thereof or the District of Columbia (or any domestic branch of a foreign bank), which at all times has either (a) a long-term unsecured debt rating of at least A2 by Moody’s and A by S&P or (b) a certificate of deposit rating of at least P-1 by Moody’s and A-1 by S&P.

“Eligible Investments” means, in each case, book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form that evidence:

(a) direct obligations of, and obligations fully Guaranteed as to timely payment of principal and interest by, the U.S. or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the U.S. (having original maturities of no more than 365 days or such lesser time as is required for the distribution of funds); and

(b) demand deposits, time deposits or certificates of deposit of the Operating Bank or of depositary institutions or trust companies organized under the laws of the U.S. or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) with capital and surplus of not less than $500 million (i) having original maturities of no more than 365 days or such lesser time as is required for the distribution of funds; provided, that, at the time of investment or contractual commitment to invest therein, the short-term debt rating of such depositary institution or trust company shall be at least P-1 by Moody’s and A-1 by S&P or (ii) having maturities of more than 365 days and, at the time of the investment or contractual commitment to invest therein, a rating of at least A2 by Moody’s and A by S&P;

provided, however, that no investment shall be made in any obligations of any depositary institution or trust company that is identified in a written notice to the Trustee from the Issuer or any Servicer as having a contractual right to set off and apply any deposits held, or other indebtedness owing, by the Issuer to or for the credit or the account of such depositary institution or trust company, unless such contractual right by its terms expressly excludes all Eligible Investments.

“Equityholder” means a holder of Capital Securities of the Issuer. The only Equityholder as of the Closing Date is Indevus.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business that is treated as a single employer with the Issuer or Indevus under Section 414 of the Code.

“Escrow Account” has the meaning set forth in Section 3.1(a) of the Indenture.

“Escrow List” has the meaning set forth in Section 2.5(d) of the Indenture.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Event of Default” has the meaning set forth in Section 4.1 of the Indenture.

“Excess Holder Event” has the meaning set forth in Section 2.17 of the Indenture.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Expenses” means any and all reasonable out-of-pocket fees, costs and expenses of the Issuer, including the fees, expenses and indemnities of the Service Providers (provided, that, with respect to the Servicer, such expenses shall only be the Servicing Fee and reasonable out-of-pocket expenses), the fees and out-of-pocket expenses of counsel to the Trustee and the Issuer incurred after the Closing Date in connection with the transactions contemplated by the Deal Documents, any Audit Expenses, the fees and expenses of any nationally recognized independent public accounting firm engaged as auditors of the Issuer, any expenses incurred in connection with the exercise of audit rights at the direction of the Issuer or at the Direction of the Noteholders pursuant to Section 6.15(a) of the Indenture and any payments by the Issuer to third parties in respect of obligations for which indemnification payments have been received from Indevus; provided, however, that, except as expressly provided in the Indenture, Expenses shall not include any Transaction Expenses, any amounts related to the Issuer’s indemnification or contribution obligations set forth in the Issuer Organizational Documents, any amounts payable on the Notes pursuant to Section 3.7(a)(ii), 3.7(a)(iv), 3.7(a)(v) and 3.7(a)(vi) of the Indenture, any fees, costs or expenses relating to the Class B Notes or any other amounts ranking pari passu with or junior to interest payable on the Class A Notes in the priority of payments set forth under Section 3.7 of the Indenture.

“FDA” has the meaning set forth in Section 1.1 of the Purchase and Sale Agreement.

“Field” has the meaning set forth in Section 1.33 of the License Agreement.

“Final Legal Maturity Date” means, with respect to (a) the Original Class A Notes, November 5, 2024, and (b) with respect to any Class B Notes or Refinancing Notes, the date specified in the indenture supplemental to the Indenture providing for their issuance; provided, that the Final Legal Maturity Date with respect to any Class B Notes where the proceeds thereof are not used to redeem or refinance all of the Outstanding Class A Notes shall be no earlier than November 5, 2024.

“Fixed Rate Notes” means (i) the Original Class A Notes and (ii) any Class B Notes or Refinancing Notes issued with a fixed rate of interest.

“Floating Rate Notes” means any Class B Notes or Refinancing Notes issued with a floating or variable rate of interest.

“GAAP” means generally accepted accounting principles in effect in the U.S. from time to time.

“Global Notes” means any 144A Global Note and Regulation S Global Note.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority (including supranational authority), instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” when used as a verb has a corresponding meaning.

“H.15 (519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System, and the most recent H.15 (519) is the H.15 (519) published prior to the close of business on the fourth Business Day prior to the applicable Redemption Date.

“Holder Lists” has the meaning set forth in Section 2.17 of the Indenture.

“Incur” has the meaning set forth in Section 5.2(d) of the Indenture.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication), (a) all indebtedness of such Person for borrowed money or other similar monetary obligations, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person as an account party in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (d) all the obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than 90 days after the date of purchasing such property or service or taking delivery and title thereto or the completion of such services, and payment deferrals arranged primarily as a method of raising funds to acquire such property or service, (e) all monetary obligations of such Person and its Subsidiaries under any leasing or similar arrangement that have been (or, in accordance with GAAP, should be) classified as capitalized leases, (f) all Guarantees of such Person in respect of any of the foregoing, (g) all monetary obligations of such Person with respect to any interest rate hedge, cap, floor, swap, option or other interest rate hedge agreement, (h) all Indebtedness (as defined in clauses (a) through (g) of this definition) of other Persons secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, and (i) all Indebtedness (as defined in clauses (a) through (g) of this definition) of other Persons Guaranteed by such Person. Notwithstanding the foregoing, “Indebtedness” shall not include any surety or performance bonds required to be obtained in connection with the performance or enforcement by the Issuer of any Deal Document or Principal Document or the Issuer’s defense of any action, suit or proceeding.

“Indemnified Amounts” has the meaning set forth in Section 4.1 of the Servicing Agreement.

“Indemnified Party” has the meaning set forth in Section 4.1 of the Servicing Agreement.

“Indemnitee” has the meaning set forth in Section 19.1 of the Pledge and Security Agreement.

“Indemnitees” has the meaning set forth in Section 19.1 of the Pledge and Security Agreement.

“Indenture” means that certain indenture, dated as of the Closing Date, by and between the Issuer and the Trustee.

“Indenture Estate” has the meaning set forth in the Granting Clause of the Indenture.

“Independent Member” means a Member (i) who is not at the time of such Person’s admission to the Issuer, (ii) who is not and (iii) who has not been at any time during the preceding five years: (a) a director, manager, officer or employee of the Issuer (other than in the capacity of Independent Member) or any Affiliate of the Issuer (other than in the capacity of Independent Member); (b) a Person related to any officer, director, manager or employee of the Issuer (other than in the capacity of Independent Member) or any Affiliate of the Issuer (other than in the capacity of Independent Member); (c) a holder (directly or indirectly) of any Voting Securities of the Issuer or any Affiliate of the Issuer (other than in the capacity of Independent Member); (d) a Person related to a holder (directly or indirectly) of any Voting Securities of the Issuer or any Affiliate of the Issuer (other than in the capacity of Independent Member); (e) a purchaser, customer or any other Person who derives any of its revenues from interactions with the Issuer or any Affiliate of the Issuer or a family member of such purchaser, customer or other Person; or (f) a trustee in bankruptcy or other insolvency proceeding for, or a reorganization of, Indevus or any Subsidiary or Affiliate of Indevus.

“Indevus” means Indevus Pharmaceuticals, Inc., a Delaware corporation.

“Indevus Intellectual Property” has the meaning set forth in Section 1.44 of the License Agreement.

“Information Memorandum” means the Confidential Information Memorandum of Indevus dated July 2008, as superseded by the Confidential Information Memorandum of Indevus dated August 21, 2008.

“Initial Interest Reserve Amount” means $10,000,000.

“Initial Notice” has the meaning set forth in Section 6.18(a) of the Indenture.

“Institutional Accredited Investor” means a Person that is an accredited investor as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Interest Accrual Period” means the period beginning on (and including) the Closing Date (or, with respect to any Class B Notes or any Refinancing Notes, the date of issuance of such Class B Notes or Refinancing Notes) and ending on (but excluding) the first Payment Date thereafter and each successive period beginning on (and including) a Payment Date and ending on (but excluding) the next succeeding Payment Date; provided, however, that the final Interest Accrual Period shall end on but exclude the final Payment Date (or, if earlier, with respect to any class of Notes repaid in full, the date such class of Notes is repaid in full).

“Interest Amount” means, with respect to the Outstanding Principal Balance of any class of Notes, on any Payment Date, the amount of accrued and unpaid interest at the Stated Rate of Interest with respect to the Outstanding Principal Balance of such class of Notes on such Payment Date (including any Additional Interest, if any), determined in accordance with the terms thereof (including interest accruing after the commencement of a proceeding in bankruptcy, insolvency or similar law, whether or not permitted as a claim under such law).

“Interest Reserve Account” has the meaning set forth in Section 3.1(a) of the Indenture.

“Involuntary Bankruptcy” means, without the consent or acquiescence of the Issuer, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or the filing of any such petition against the Issuer, or, without the consent or acquiescence of the Issuer, the entering of an order appointing a trustee, custodian, receiver or liquidator of the Issuer or of all or any substantial part of the property of the Issuer, in each case where such petition or order shall remain unstayed or shall not have been stayed or dismissed within 90 days from entry thereof.

“IRS” means the U.S. Internal Revenue Service.

“Issuer” means Ledgemont Royalty Sub LLC, a Delaware limited liability company, as issuer of the Notes pursuant to the Indenture.

“Issuer Organizational Documents” means the certificate of formation of the Issuer dated as of August 11, 2008 and the limited liability company agreement of the Issuer dated as of the Closing Date.

“Issuer Pledged Collateral” has the meaning set forth in Section 2.1 of the Pledge and Security Agreement.

“Issuer Pledged Equity” has the meaning set forth in Section 2.1(a) of the Pledge and Security Agreement.

“Judgment Currency” has the meaning set forth in Section 12.9(e) of the Indenture.

“License Agreement” has the meaning set forth in Section 1.1 of the Purchase and Sale Agreement.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property or other priority or preferential arrangement of any kind or nature whatsoever, in each case to secure payment of a debt or performance of an obligation, including any conditional sale, any sale with recourse against the Issuer or any agreement to give any security interest.

“Loss” means any loss, cost, charge, expense, interest, fee, payment, demand, liability, claim, action, proceeding, penalty, fine, damages, judgment, order or other sanction, other than Taxes.

“Madaus” means Madaus GmbH, a successor to Madaus AG, a company with limited liability organized under the laws of Germany and having its principal office at Colonia-Allee 15, 51067 Cologne, Germany, and any successor thereto.

“Madaus Agreements” has the meaning set forth in Section 1.58 of the License Agreement.

“Manager” means the manager of the Issuer.

“Marginal Tax Rate Percentage” means, with respect to any fiscal year of the Issuer, the highest combined federal, state and local marginal tax rate applicable to that fiscal year for an individual resident of The City of New York (taking into account the deductibility of state and local tax for federal income tax purposes); provided, however, that, if such rate exceeds 50%, then the Marginal Tax Rate Percentage shall be 50%.

“Material Adverse Development” means (i) a written order from the FDA or the U.S. Drug Enforcement Agency, as applicable, that results in a Product being suspended or withdrawn from being sold commercially in the Territory for more than 90 days, (ii) any re-labeling or the addition of a “black box” to the label for a Product that limits the use of such Product for indications for which such Product was approved by the FDA, in each case, as of the Closing Date, (iii) Counterparty publicly announces that it will cease to make a Product available for commercial sale in the Territory (unless such Product has been sold, licensed or otherwise partnered with another pharmaceutical company that assumes Counterparty’s obligations under the License Agreement) or (iv) any Product Adverse Event occurs.

“Material Adverse Special Development” means (i) a written order from the FDA that results in suspension of the manufacture of a Product for more than 135 days, the occurrence of which has or would reasonably be expected to have a material adverse effect on the net sales of such Product in the Territory and the Royalties, (ii) a written order from the FDA that results in the reduction in manufacturing output of a Product by more than 50%, the occurrence of which has or would reasonably be expected to have a material adverse effect on the net sales of such Product in the Territory and the Royalties, or (iii) the filing of an abbreviated new drug application with the FDA for a generic version of SANCTURA XR™.

“Material Adverse Effect” means a material adverse effect on (i) the ability of Indevus, the Issuer or any Servicer, as the case may be, to perform its obligations under any of the Deal Documents or the Principal Documents, in each case to which it is a party, (ii) the validity or enforceability of any of the Deal Documents or the Principal Documents or the rights or remedies of the Issuer under any of such Deal Documents or Principal Documents, (iii) the value of the Purchased Assets or (iv) the ability of the Trustee to realize the practical benefit of the Pledge and Security Agreement (including any failure to have a perfected Lien on any of the Issuer Pledged Collateral as required by the Indenture).

“Member” means a member of the Issuer.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto or, if such corporation or its successor shall for any reason no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized statistical rating organization (within the meaning ascribed thereto by the Exchange Act) designated by the Issuer.

“New Arrangement” has the meaning set forth in Section 5.6(a) of the Purchase and Sale Agreement.

“Nomination Period” has the meaning set forth in Section 6.18(a) of the Indenture.

“Nominee” has the meaning set forth in Section 6.18(a) of the Indenture.

“Non-U.S. Person” means a person who is not a U.S. person within the meaning of Regulation S.

“Noteholder” means any Person in whose name a Note is registered from time to time in the Register for such Note.

“Note Purchase Agreement” means that certain note purchase agreement dated the Closing Date among the Issuer, Indevus and the Purchaser party thereto.

“Note Purchase Agreements” means, collectively, each Note Purchase Agreement and the Other Agreements.

“Note Purchase Price” has the meaning set forth in Section 3.1 of the Note Purchase Agreement.

“Note Purchasers” has the meaning set forth in Section 1.1 of the Note Purchase Agreement.

“Notes” means the Original Class A Notes, any Class B Notes and any Refinancing Notes.

“Notices” means notices, demands, certificates, requests, directions, instructions and communications.

“Observer” has the meaning set forth in Section 6.18(a) of the Indenture.

“Officer’s Certificate” means a certificate signed by, with respect to the Issuer, a Responsible Officer of the Issuer and, with respect to any other Person, any officer, director, manager, partner, trustee or equivalent representative of such Person.

“Operating Bank” means U.S. Bank National Association or any other Eligible Institution at which the Accounts are held; provided, that (a) upon the resignation or removal and the replacement of the Trustee pursuant to the terms of the Indenture, the successor trustee appointed thereunder shall be the Operating Bank, and (b) if at any time the Operating Bank ceases to be an Eligible Institution, a successor shall be appointed by the Issuer (or any Servicer) on behalf of the Trustee and all Accounts shall thereafter be transferred to and be maintained at such successor in the name of the Trustee and such successor shall thereafter be the “Operating Bank”.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Issuer or Indevus, that meets the requirements of Section 1.2 of the Indenture.

“Optional Redemption” has the meaning set forth in Section 3.9(b) of the Indenture.

“Original Class A Notes” means the Ledgemont PhaRMASM Secured 16% Notes due 2024 of the Issuer in the initial Outstanding Principal Balance of $105,000,000, substantially in the form of Exhibit A to the Indenture.

“Other Agreements” has the meaning set forth in Section 3.1 of the Note Purchase Agreement.

“Other Note Purchasers” has the meaning set forth in Section 3.1 of the Note Purchase Agreement.

“Other Prices” has the meaning set forth in Section 3.1 of the Note Purchase Agreement.

“Outstanding” means (a) with respect to the Notes of any class at any time, all Notes of such class theretofore authenticated and delivered by the Trustee except (i) any such Notes cancelled by, or delivered for cancellation to, the Trustee, (ii) any such Notes, or portions thereof, for the payment of principal of and accrued and unpaid interest on which moneys have been distributed to Noteholders by the Trustee and any such Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount have been deposited in the Redemption Account for such Notes; provided, that, if such Notes are to be redeemed prior to the maturity thereof in accordance with the requirements of Section 3.9 of the Indenture, written notice of such Redemption shall have been given and not rescinded as provided in Section 3.10 of the Indenture, or provision satisfactory to the Trustee shall have been made for giving such written notice, and, if Redemption does not occur, then this clause (ii) ceases to apply as of the Payment Date that was supposed to be the date of Redemption, and (iii) any such Notes in exchange or substitution for which other Notes, as the case may be, have been authenticated and delivered, or which have been paid pursuant to the terms of the Indenture (unless proof satisfactory to the Trustee is presented that any of such Notes is held by a Person in whose hands such Note is a legal, valid and binding obligation of the Issuer), and (b) when used with respect to any other evidence of Indebtedness, at any time, any principal amount thereof then unpaid and outstanding (whether or not due or payable).

“Outstanding Principal Balance” means, with respect to any Note or other evidence of Indebtedness Outstanding, the total principal amount of such Note or other evidence of Indebtedness unpaid and Outstanding at any time, as determined in the case of the Notes in the Calculation Report to be provided to the Issuer (or any Servicer) and the Trustee by the Calculation Agent pursuant to Section 3.5 of the Indenture.

“Paying Agent” has the meaning set forth in Section 2.3(a) of the Indenture.

“Payment Date” means each February 5, May 5, August 5 and November 5, commencing on November 5, 2008 and including the Final Legal Maturity Date; provided, that, if any such date would otherwise fall on a day that is not a Business Day, the Payment Date falling on such date shall be the first following day that is a Business Day; provided, further, that, if any such following Business Day would occur in the succeeding month, then the Payment Date shall be the first Business Day preceding such date.

“Permanent Regulation S Global Note” has the meaning set forth in Section 2.1(b) of the Indenture.

“Permitted Holder” means (a) Indevus, (b) the Issuer and (c) any Person that has executed a Confidentiality Agreement and delivered such Confidentiality Agreement to the Registrar in accordance with the terms of the Indenture.

“Permitted Lien” means (a) any lien for Taxes, assessments and governmental charges or levies not yet due and payable or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the relevant Person, (b) any Lien created in favor of the Trustee and (c) any other Lien expressly permitted under the Deal Documents.

“Person” means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other legal entity, including public bodies, whether acting in an individual, fiduciary or other capacity.

“Placement Agent” means Morgan Stanley & Co. Incorporated.

“Plan” means any employee benefit plan (within the meaning of Section 3(3) of ERISA) or other plan or arrangement, whether or not subject to ERISA, that is (or within the preceding six years has been) maintained, or to which contributions are (or within the preceding six years have been) required to be made by the Issuer, Indevus or any ERISA Affiliate or with respect to which the Issuer, Indevus or any ERISA Affiliate may have any liability.

“Plan Assets” has the meaning given to such term by Section 3(42) of ERISA and regulations issued by the U.S. Department of Labor.

“Pledge and Security Agreement” means that certain pledge and security agreement dated as of the Closing Date made by the Equityholders to the Trustee.

“Premium” means, with respect to any Note on any Redemption Date, any Redemption Premium, if applicable, or, with respect to any Redemption Date, the portion of the Redemption Price of the Notes being redeemed in excess of the Outstanding Principal Balance of the Notes being redeemed.

“Price” has the meaning set forth in Section 3.1 of the Note Purchase Agreement.

“Principal Documents” means the License Agreement, the Madaus Agreements and the Supernus Agreement.

“Private Placement Legend” has the meaning set forth in Section 2.2 of the Indenture.

“Product Adverse Event” has the meaning set forth in Section 1.83 of the License Agreement.

“Products” has the meaning set forth in Section 1.1 of the Purchase and Sale Agreement.

“Purchase and Sale Agreement” means that certain purchase and sale agreement dated as of the Closing Date between Indevus and the Issuer.

“Purchased Assets” has the meaning set forth in Section 1.1 of the Purchase and Sale Agreement.

“Purchase Price” has the meaning set forth in Section 2.3 of the Purchase and Sale Agreement.

“Purchaser” has the meaning set forth in Section 1.1 of the Note Purchase Agreement.

“QIB” means a qualified institutional buyer within the meaning of Rule 144A.

“Receiver” means any Person or Persons appointed as (and any additional Person or Persons appointed or substituted as) administrative receiver, receiver, manager or receiver and manager.

“Record Date” means, with respect to each Payment Date, the close of business on the fifteenth day preceding such Payment Date and, with respect to the date on which any Direction is to be given by the Noteholders, the close of business on the last Business Day prior to the solicitation of such Direction.

“Redemption” means any Optional Redemption and any other redemption of Notes described in Section 3.9(c) of the Indenture.

“Redemption Account” has the meaning set forth in Section 3.1(a) of the Indenture.

“Redemption Date” means the date, which shall in each case be a Payment Date, on which Notes are redeemed pursuant to a Redemption.

“Redemption Premium” means, in the case of any Class B Notes or Refinancing Notes, the amount, if any, specified in the Resolution or indenture supplemental to the Indenture to be paid in the event of a Redemption of such Class B Notes or Refinancing Notes separately from the Redemption Price.

“Redemption Price” means (a) in respect of an Optional Redemption of the Original Class A Notes (i) on any Payment Date on or prior to August 5, 2010, the greater of (x) the Outstanding Principal Balance of the Original Class A Notes being redeemed and (y) the present value, discounted at the Applicable Treasury Rate plus 1.0%, of such principal payment amounts and interest at the Stated Rate of Interest on the Outstanding Principal Balance of the Original Class A Notes (assuming the principal balances are achieved at the times and in the amounts set forth in the Base Case Amortization Schedule) plus, in each case, the accrued and unpaid interest to the Redemption Date on the Original Class A Notes that are being redeemed or (ii) on any Payment Date after August 5, 2010, an amount equal to the product of (x) the applicable Class A Redemption Percentage as set forth below and (y) the Outstanding Principal Balance of the Original Class A Notes that are being redeemed on such Payment Date, plus the accrued and unpaid interest to the Redemption Date on the Original Class A Notes that are being redeemed:

Payment Dates Between Indicated Payment Dates	Class A Redemption Percentage
From November 5, 2010 to and including August 5, 2011	108.00%
From November 5, 2011 to and including August 5, 2012	104.00%
From November 5, 2012 and thereafter	100.00%

and (b) in respect of any Class B Notes or Refinancing Notes, the redemption price, if any, plus the accrued and unpaid interest to the Redemption Date on the Class B Notes or Refinancing Notes, as the case may be, established by or pursuant to a Resolution or in any indenture supplemental to the Indenture providing for the issuance of such Notes or designated as such in the form of such Notes (any such Redemption Price in respect of any Class B Notes or Refinancing Notes may include a Redemption Premium, and such Resolution or indenture supplemental to the Indenture may specify a separate Redemption Premium).

“Reference Date” means, with respect to each Interest Accrual Period, the day that is two Business Days prior to the Payment Date on which such Interest Accrual Period commences; provided, however, that the Reference Date with respect to the initial Interest Accrual Period means the date that is two Business Days prior to the Closing Date (or, with respect to any Class B Notes or any Refinancing Notes, the date that is two Business Days prior to the date of issuance of such Class B Notes or Refinancing Notes).

“Refinancing” has the meaning set forth in Section 2.15(a) of the Indenture.

“Refinancing Date” means the date, which shall in each case be a Payment Date, on which the Original Class A Notes, the Refinancing Notes, if any, or the Notes of any other class are redeemed in whole, in each case with the proceeds of Refinancing Notes as provided in Section 2.15 of the Indenture.

“Refinancing Expenses” means all Transaction Expenses incurred in connection with an offering and issuance of Refinancing Notes.

“Refinancing Notes” means any class of Notes issued by the Issuer under the Indenture at any time and from time to time after the Closing Date pursuant to Section 2.15 of the Indenture, the proceeds of which are used to repay all of the Outstanding Principal Balance of a class of Notes.

“Register” has the meaning set forth in Section 2.3(a) of the Indenture.

“Registrar” has the meaning set forth in Section 2.3(a) of the Indenture.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note Exchange Date” means the date of exchange of any Temporary Regulation S Global Note for any Permanent Regulation S Global Note, which date shall be 40 days after the Closing Date (or, with respect to any Class B Notes or any Refinancing Notes, 40 days after the date of issuance of such Class B Notes or Refinancing Notes).

“Regulation S Global Notes” has the meaning set forth in Section 2.1(b) of the Indenture.

“Relevant Calculation Date” has the meaning set forth in Section 3.5(a) of the Indenture.

“Relevant Information” means any information provided to the Trustee, the Calculation Agent or the Paying Agent in writing by any Service Provider retained from time to time by the Issuer pursuant to the Deal Documents.

“Remaining Weighted Average Life” means, with respect to the Original Class A Notes on any Redemption Date, (a) the sum of the products of (i) each principal payment amount on the Original Class A Notes payable on each subsequent Payment Date (assuming the principal balances are achieved at the times and in the amounts set forth in the Base Case Amortization Schedule) multiplied by (ii) the number of days remaining from the applicable Redemption Date until such subsequent Payment Date divided by (b) the Outstanding Principal Balance of the Original Class A Notes on such Redemption Date.

“Resale Restriction Termination Date” has the meaning set forth in the Private Placement Legend.

“Resolution” means a copy of a resolution certified by a Responsible Officer of the Issuer as having been duly adopted by the Issuer and being in full force and effect on the date of such certification.

“Responsible Officer” means (a) with respect to the Trustee, any officer within the Corporate Trust Office, including any principal, vice president, managing director, director, manager, associate or other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject, (b) with respect to the Issuer, any officer of the Manager or person designated by the board of directors of the Manager as a Responsible Officer for purposes of the Deal Documents, and (c) with respect to Indevus, any officer of Indevus.

“Royalties” has the meaning set forth in Section 1.1 of the Purchase and Sale Agreement.

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto or, if such division or its successor shall for any reason no longer perform the functions of a securities rating agency, “S&P” shall be deemed to refer to any other nationally recognized statistical rating organization (within the meaning ascribed thereto by the Exchange Act) designated by the Issuer.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Obligations” has the meaning set forth in the Granting Clause of the Indenture.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Interest” means the security interest granted or expressed to be granted in the Collateral pursuant to the Granting Clause of the Indenture and in the Issuer Pledged Equity pursuant to the Pledge and Security Agreement.

“Seller Indemnified Party” has the meaning set forth in Section 7.2 of the Purchase and Sale Agreement.

“Senior Claim” has the meaning set forth in Section 10.1(a) of the Indenture.

“Senior Class of Notes” means (a) so long as any Class A Notes are Outstanding, the Class A Notes, or (b) if no Class A Notes are Outstanding, the Class B Notes.

“Senior Trustee” means the Trustee, acting in its capacity as the trustee of the Senior Class of Notes.

“Service Providers” means any Servicer, the Trustee, the Independent Member, the Calculation Agent, the Paying Agent, the Registrar, the Operating Bank and any Person that becomes a Servicer, the Trustee, the Independent Member, the Calculation Agent, the Paying Agent, the Registrar or the Operating Bank in accordance with the terms of the applicable agreement and, subject to the written approval of the Noteholders of a majority of the Outstanding Principal Balance of the Senior Class of Notes, any other Person designated as a Service Provider by the Issuer.

“Servicer” means Indevus, acting in its capacity as servicer pursuant to the Servicing Agreement (or any other Person appointed by the Issuer to succeed Indevus as such or any successor thereto).

“Servicer Termination Event” means any one of the following events:

(i) the Servicer shall fail to pay any amount when due under the Servicing Agreement and such failure shall continue unremedied for five Business Days;

(ii) the Servicer shall fail to deliver the Distribution Report and the other required accompanying materials with respect to any Payment Date in accordance with the provisions of the Servicing Agreement within five Business Days of the date such Distribution Report and the other required accompanying materials are required to be delivered under the Servicing Agreement;

(iii) the Servicer shall fail to carry out its obligations under Section 3.1(c)(ii) of the Servicing Agreement that shall have or reasonably be expected to have a material adverse effect on the Noteholders;

(iv) the Servicer shall fail to carry out its obligations under Section 3.1(c)(v), Section 3.1(c)(viii) or Section 3.1(c)(ix) of the Servicing Agreement;

(v) the Servicer shall fail to observe or perform in any material respect any of the covenants or agreements on the part of the Servicer contained in the Servicing Agreement (other than for which provision is made in clauses (i) through (v) above) and such failure shall continue unremedied for a period of 30 days after the date on which (A) the Servicer shall have obtained knowledge of such failure or (B) written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Trustee, in each case that continues to materially adversely affect the Noteholders for such period;

(vi) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Servicer under any Applicable Law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law in effect now or after the Closing Date, (ii) appointment of a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of the Servicer or (iii) the winding-up or liquidation of the affairs of the Servicer and, in each case, such decree or order shall remain unstayed or such writ or other process shall not have been stayed or dismissed within 90 days from entry thereof;

(vii) the Servicer (i) commences a voluntary case under any Applicable Law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law in effect now or after the Closing Date, or consents to the entry of an order for relief in any involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of the Servicer or for all or substantially all of the property and assets of the Servicer or (iii) effects any general assignment for the benefit of creditors;

(viii) the Servicer’s business activities are terminated by any Governmental Authority;

(ix) a material adverse change occurs in the financial condition or operations of the Servicer that is reasonably likely to have a Material Adverse Effect;

(x) an Event of Default shall have occurred, other than an Event of Default solely caused by the Trustee, the Calculation Agent, the Paying Agent or the Registrar failing to perform any of its respective obligations under the Indenture or any other Transaction Document; or

(xi) so long as Indevus is the Servicer, Indevus sells, transfers, conveys, assigns, contributes or grants a majority of the Capital Securities of the Issuer to another Person or Persons.

“Servicing Agreement” means the servicing agreement dated as of the Closing Date between the Issuer and Indevus.

“Servicing Fee” has the meaning set forth in Section 2.1 of the Servicing Agreement.

“Shortfall” has the meaning set forth in Section 3.5(a)(ix) of the Indenture.

“Solicitation Notice” has the meaning set forth in Section 6.18(c) of the Indenture.

“Solicitation Period” has the meaning set forth in Section 6.18(c) of the Indenture.

“Stated Rate of Interest” means, with respect to any class of the Notes for any Interest Accrual Period, the interest rate set forth in such class of Notes for such Interest Accrual Period.

“Subordinated Claim” has the meaning set forth in Section 10.1(a) of the Indenture.

“Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the outstanding Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person or by one or more other Subsidiaries of such Person.

“Supernus” has the meaning set forth in Section 1.104 of the License Agreement.

“Supernus Agreement” has the meaning set forth in Section 1.105 of the License Agreement.

“Tax Distribution” means, in respect of a Payment Date, a tax distribution to the Equityholders in an amount equal to the Marginal Tax Rate Percentage of the amount, if any, by which (i) the amount in the Collection Account on such Payment Date after (A) the applicable transfers provided for in Section 3.6 of the Indenture have been made and (B) giving effect to the amounts contemplated by Section 3.7(a)(i) and Section 3.7(a)(ii) of the Indenture exceeds (ii) $1,850,000.

“Tax Distribution Escrow Account” has the meaning set forth in Section 3.1(a) of the Indenture.

“Taxes” means (i) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) now or hereafter imposed, levied, collected, withheld or otherwise assessed by the U.S. or by any state, local, foreign or other Governmental Authority (or any subdivision or agency thereof) or other taxing authority, including taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth and similar charges and taxes or other charges in the nature of excise, deduction, withholding, ad valorem, stamp, transfer, value added, taxes on goods and services, escheat, gains taxes, license, registration and documentation fees, customs duties, tariffs and similar charges, (ii) liability for such a tax that is imposed by reason of U.S. Treasury Regulation Section 1.1502-6 or similar provision of law and (iii) liability for the payment of any amounts as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts described in clause (i) or clause (ii).

“Temporary Regulation S Global Note” has the meaning set forth in Section 2.1(b) of the Indenture.

“Territory” has the meaning set forth in Section 1.111 of the License Agreement.

“Transaction Documents” means the Indenture, the Notes, the Servicing Agreement, the Pledge and Security Agreement and the Note Purchase Agreements, and each other agreement pursuant to which the Trustee (or its agent) is granted a Lien to secure the obligations under the Indenture or the Notes.

“Transaction Expenses” means the out-of-pocket expenses payable by the Issuer in connection with (a) the issuance of the Original Class A Notes, including placement fees, any initial fees payable to Service Providers and the fees and expenses of Pillsbury Winthrop Shaw Pittman LLP, counsel to the Noteholders in connection with the offering and issuance of the Original Class A Notes, as set forth in the Note Purchase Agreements and (b) the offering and issuance of any Class B Notes or any Refinancing Notes, to the extent specified in the Resolution authorizing such offering and issuance.

“Trustee” means U.S. Bank National Association, a national banking association, as initial trustee of the Notes under the Indenture, and any successor appointed in accordance with the terms of the Indenture; provided, that, for purposes of Section 3.1(b) of the Indenture, “Trustee” means U.S. Bank National Association, a national banking association, as the Operating Bank and/or initial trustee of the Notes under the Indenture, as the context may require.

“Trustee Closing Account” means the account of the Issuer maintained with the Trustee at U.S. Bank, ABA No. 091000022, Account No. 173103321092, Ref. Ledgemont Royalty 128354, Attention: Josh Tripi.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that, if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the Liens granted to the Trustee pursuant to the applicable Transaction Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than the State of New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Transaction Document and any financing statement relating to such perfection or effect of perfection or non-perfection.

“U.S.” or “United States” means the United States of America, its 50 states, each territory thereof and the District of Columbia.

“U.S. Person” means a U.S. person within the meaning of Regulation S.

“U.S. Treasury” means the U.S. Department of the Treasury.

“Voluntary Bankruptcy” means (i) an admission in writing by the Issuer of its inability to pay its debts generally or a general assignment by the Issuer for the benefit of creditors, (ii) the filing of any petition or answer by the Issuer seeking to adjudicate itself as bankrupt or insolvent, or seeking for itself any liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of the Issuer or its debts under any law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect, or seeking, consenting to or acquiescing in the entry of an order for relief in any case under any such law, or the appointment of or taking possession by a receiver, trustee, custodian, liquidator, examiner, assignee, sequestrator or other similar official for the Issuer or for any substantial part of its property, or (iii) corporate or other entity action taken by the Issuer to authorize any of the actions set forth above.

“Voting Securities” means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

SCHEDULE 1

Confidentiality Agreement Referenced In Section 4.7:

Date:                     , 2008

Parties: Indevus and

Number (See Top Right of First Page of Confidentiality Agreement):

Purchaser	Principal Amount of Original Class A Notes	Notice Information

1-1